UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

At a meeting held on July 8, 2009, the Board of Directors of Wind River Systems, Inc. (the “Company”) adopted resolutions authorizing and instructing the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) to adopt and approve amendments to the (i) the Wind River Systems, Inc. Vice Presidents’ Severance Benefit Plan and (ii) the Wind River Systems, Inc. Executive Officers’ Change of Control Incentive and Severance Benefit Plan in accordance with the terms of the Agreement and Plan of Merger with Intel Corporation and APC II Acquisition Corporation, dated June 4, 2009 (the “Merger Agreement”).

At a meeting held on July 8, 2009, the Compensation Committee approved an amendment to the Wind River Systems, Inc. Vice Presidents’ Severance Benefit Plan (the “VP Plan”) effective as of immediately prior to the Acceptance Date (as such term is defined in the Merger Agreement). In accordance with the terms of the Merger Agreement, the VP Plan was amended to:

•

Clarify that participants will not be eligible for benefits under the VP Plan upon a voluntary termination of employment for any reason, including a termination of employment by a participant under circumstances that could constitute “good reason”, “constructive termination” or any term of similar import (as determined under applicable law, guidance or custom); and

•

Provide that no provision of the VP Plan will result in the acceleration of vesting, exercisability or settlement of any stock option, restricted stock unit or other equity based award that is not outstanding at the Effective Time (as such term is defined in the Merger Agreement).

In addition, the Compensation Committee approved, in accordance with the terms of the Merger Agreement, the amendment and restatement of the Executive Officers’ Change of Control Incentive and Severance Benefit Plan (the “Executive Severance Plan”) effective as of immediately prior to the Acceptance Date. The material changes to the Executive Severance Plan include:

•	Providing that commissions and MBO payments are included in the definition of “compensation” used to calculate benefits payable under the Executive Severance Plan;

•

Removing the “good reason” trigger under the Executive Severance Plan and clarifying that participants will not be entitled to benefits under the Executive Severance Plan in connection with any voluntary termination of employment, including under circumstances that could constitute “good reason”, “constructive termination” or any term of similar import (as determined under applicable law, guidance or custom);

•	Limiting the acceleration of vesting, exercisability or settlement of any stock option, restricted stock unit or other equity based award to awards outstanding at the Effective Time; and

•

Providing that for the twelve (12) month period following the Effective Time, Intel Corporation may not, and may not cause the Surviving Corporation (as such term is defined in the Merger Agreement) to, terminate the Executive Severance Plan or amend the Executive Severance Plan to reduce the benefits payable or potentially payable to eligible employees employed at the Effective Time under the terms of the Executive Severance Plan in effect as of immediately prior to the Effective Time.

The foregoing description of the amendments to such plans is not a complete description of the changes and is qualified by reference to the full text of the amendment to the VP Plan and the amended and restated Executive Severance Plan, which the Company has furnished as exhibits to this Current Report on Form 8-K.

ITEM 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 10, 2009, the Company provided an updated notice to its directors and executive officers that the trading restrictions in Company securities that would have been imposed in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR as a result of the blackout period under the Wind River Systems, Inc. 401(k) Plan (the “401(k) Plan”) will not be imposed because less than 50% of the participants in the 401(k) Plan who hold shares of Company common stock in their 401(k) Plan accounts elected to tender in the tender offer commenced by Intel Corporation on June 11, 2009.

A copy of the notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the Vice Presidents’ Severance Benefit Plan and Summary Plan Description

10.2	Amended and Restated Executive Officers’ Change of Control Incentive and Severance Benefit Plan and Summary Plan Description

99.1	Updated Notice Regarding Restrictions on Trading Wind River Systems, Inc. Securities dated July 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2009	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian R. Halifax
Ian R. Halifax
Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Vice Presidents’ Severance Benefit Plan and Summary Plan Description

10.2	Amended and Restated Executive Officers’ Change of Control Incentive and Severance Benefit Plan and Summary Plan Description

99.1	Updated Notice Regarding Restrictions on Trading Wind River Systems, Inc. Securities dated July 10, 2009